EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2021 Fourth Quarter Financial Results
Quarterly Operating Revenues of $390.1 million, up 14%
Quarterly Net Income of $7.3 million, ROE of 3.2%
Annual Net Income of $116.3 million, ROE of 13.9%

New York, NY – November 29, 2021 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a diversified global brokerage and financial services firm providing execution, risk management and advisory services, market intelligence and clearing services across multiple asset classes and markets around the world, today announced its financial results for the fiscal year 2021 fourth quarter ended September 30, 2021.
Sean M. O’Connor, CEO of StoneX Group Inc., stated, “Although our fourth quarter earnings were below our long-term target, we were pleased to see that for the fiscal year we achieved record operating revenues and a 13.9% ROE. Last year included the significant non-recurring gain on our acquisition of Gain Capital Holdings, Inc. (“Gain”), adjusting for that we saw that our core operating performance exceeded fiscal 2020, with adjusted net income up 24% and an adjusted ROE of 14.9%."

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (“SEC”). The Annual Report on Form 10-K will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended September 30,			Year Ended September 30,
(Unaudited) (in millions, except share and per share amounts)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$11,487.9	$13,959.8	(18)%	$40,961.6	$52,899.2	(23)%
Principal gains, net	191.3	180.2	6%	892.0	622.2	43%
Commission and clearing fees	114.0	103.7	10%	487.2	403.6	21%
Consulting, management, and account fees	23.6	20.4	16%	91.0	83.7	9%
Interest income	30.0	20.8	44%	102.4	130.9	(22)%
Total revenues	11,846.8	14,284.9	(17)%	42,534.2	54,139.6	(21)%
Cost of sales of physical commodities	11,456.7	13,942.8	(18)%	40,861.1	52,831.3	(23)%
Operating revenues	390.1	342.1	14%	1,673.1	1,308.3	28%
Transaction-based clearing expenses	64.4	57.1	13%	271.7	222.5	22%
Introducing broker commissions	39.7	34.0	17%	160.5	113.8	41%
Interest expense	14.1	10.0	41%	49.6	80.4	(38)%
Interest expense on corporate funding	10.2	14.8	(31)%	41.3	23.6	75%
Net operating revenues	261.7	226.2	16%	1,150.0	868.0	32%
Compensation and other expenses:
Variable compensation and benefits	85.0	81.1	5%	377.7	296.8	27%
Fixed compensation and benefits	78.2	64.4	21%	301.4	221.9	36%
Trading systems and market information	15.9	12.9	23%	58.8	46.3	27%
Professional fees	13.1	13.4	(2)%	40.9	30.2	35%
Non-trading technology and support	13.2	9.6	38%	46.0	28.4	62%
Occupancy and equipment rental	8.4	8.2	2%	34.2	23.5	46%
Selling and marketing	9.9	6.1	62%	33.3	12.2	173%
Travel and business development	1.7	0.5	240%	4.5	8.9	(49)%
Communications	2.3	2.2	5%	9.3	7.0	33%
Depreciation and amortization	9.8	7.2	36%	36.5	19.7	85%
Bad debts, net of recoveries and impairment	6.7	12.5	(46)%	10.4	18.7	(44)%
Other	12.4	10.0	24%	46.3	29.6	56%
Total compensation and other expenses	256.6	228.1	12%	999.3	743.2	34%
Gain on acquisitions and other gains (losses)	(0.2)	81.8	n/m	3.4	81.9	(96)%
Income before tax	4.9	79.9	(94)%	154.1	206.7	(25)%
Income tax (benefit) expense	(2.4)	2.5	(196)%	37.8	37.1	2%
Net income	$7.3	$77.4	(91)%	$116.3	$169.6	(31)%
Earnings per share:
Basic	$0.37	$4.00	(91)%	$5.90	$8.78	(33)%
Diluted	$0.36	$3.90	(91)%	$5.74	$8.61	(33)%
Weighted-average number of common shares outstanding:
Basic	19,214,912	18,867,530	2%	19,130,643	18,824,328	2%
Diluted	19,759,984	19,358,907	2%	19,678,168	19,180,479	3%
n/m = not meaningful to present as a percentage

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Segment operating revenues represented by:
Commercial	$132.7	$107.8	23%	$534.8	$431.5	24%
Institutional	138.3	136.2	2%	668.4	624.1	7%
Retail	86.4	68.5	26%	348.0	140.0	149%
Global Payments	34.4	29.2	18%	137.3	117.4	17%
Corporate Unallocated	3.0	3.1	(3)%	1.7	14.6	(88)%
Eliminations	(4.7)	(2.7)	74%	(17.1)	(19.3)	(11)%
Operating revenues	$390.1	$342.1	14%	$1,673.1	$1,308.3	28%
The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Segment income represented by:
Commercial	$44.1	$34.3	29%	$192.2	$141.9	35%
Institutional	24.4	22.4	9%	167.7	152.9	10%
Retail	11.9	18.0	(34)%	67.8	31.7	114%
Global Payments	18.4	16.6	11%	78.5	68.6	14%
Total segment income	$98.8	$91.3	8%	$506.2	$395.1	28%
Reconciliation of segment income to income before tax:
Segment income	$98.8	$91.3	8%	$506.2	$395.1	28%
Net costs not allocated to operating segments	(93.7)	(93.2)	1%	(355.5)	(270.3)	32%
Gain on acquisitions and other gains (losses)	(0.2)	81.8	n/m	3.4	81.9	(96)%
Income before tax	$4.9	$79.9	(94)%	$154.1	$206.7	(25)%
Key Operating Metrics
The tables below present a disaggregation of consolidated operating revenues and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

All $ amounts are U.S. dollar or U.S. dollar equivalents	Three Months Ended September 30,			Year Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Operating Revenues (in millions):
Listed derivatives	$89.7	$82.6	9%	$387.6	$328.5	18%
OTC derivatives	34.4	22.6	52%	143.4	111.2	29%
Securities	112.1	100.8	11%	533.6	458.3	16%
FX / Contract For Difference (“CFD”) contracts	55.7	48.6	15%	242.0	66.9	262%
Global payments	33.3	28.4	17%	133.8	114.6	17%
Physical contracts	42.1	39.2	7%	152.6	122.4	25%
Interest / fees earned on client balances	7.9	4.8	65%	26.0	42.7	(39)%
Other	16.6	14.7	13%	69.5	68.4	2%
Corporate Unallocated	3.0	3.1	(3)%	1.7	14.6	(88)%
Eliminations	(4.7)	(2.7)	74%	(17.1)	(19.3)	(11)%
	$390.1	$342.1	14%	$1,673.1	$1,308.3	28%

Volumes and Other Select Data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	36,004	35,353	2%	146,101	154,652	(6)%
Listed derivatives, average rate per contract (1)	$2.41	$2.24	8%	$2.55	$1.98	29%
Average client equity - listed derivatives (millions)	$4,164	$3,331	25%	$3,842	$2,765	39%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	667	475	40%	2,557	2,113	21%
OTC derivatives, average rate per contract	$51.25	$47.34	8%	$55.70	$52.19	7%
Securities average daily volume (“ADV”) (millions)	$3,040	$1,681	81%	$2,776	$1,729	61%
Securities rate per million (“RPM”) (2)	$427	$727	(41)%	$610	$845	(28)%
Average money market / FDIC sweep client balances (millions)	$1,592	$1,320	21%	$1,471	$1,130	30%
FX / CFD contracts ADV (millions) (3)	$11,063	$9,586	15%	$10,636	$9,679	10%
FX / CFD contracts RPM	$77	$111	(31)%	$89	$97	(8)%
Global Payments ADV (millions)	$54	$42	29%	$54	$45	20%
Global Payments RPM	$9,573	$10,524	(9)%	$9,921	$10,092	(2)%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.
(3)
The ADV for the three months and year ended September 30, 2020 was reflective of the ADV of post-acquisition of Gain, and is calculated based on 43 trading days with the activities of Gain, acquired effective August 1, 2020. FX/CFD Contracts ADV from Gain is included in our Retail segment and our pre-existing FX activities, which are shown in our Institutional segment, had 260 trading days during the year ended September 30, 2020.

Operating Revenues
Operating revenues increased $48.0 million, or 14%, to $390.1 million in the three months ended September 30, 2021 compared to $342.1 million in the three months ended September 30, 2020. The table above displays operating revenues disaggregated across the key products we provide to our clients.
Operating revenues derived from listed derivatives increased $7.1 million, or 9%, to $89.7 million in the three months ended September 30, 2021 compared to $82.6 million in the three months ended September 30, 2020. This growth was primarily driven by an 8% increase in the average rate per contract, principally due to an increase in volume from commercial customers, with an overall increase of 2% in listed derivative contract volumes.
Operating revenues derived from OTC transactions increased $11.8 million, or 52%, to $34.4 million in the three months ended September 30, 2021 compared to $22.6 million in the three months ended September 30, 2020. This was the result of growth in OTC contract volumes and the average rate per contract of 40% and 8%, respectively in the three months ended September 30, 2021. This growth was principally driven by increased volatility in both agricultural and energy markets.
Operating revenue derived from securities transactions increased $11.3 million, or 11%, to $112.1 million in the three months ended September 30, 2021 compared to $100.8 million in the three months ended September 30, 2020. This growth was principally due to an 81% increase in ADV, which was partially offset by a 41% decline in the RPM as the prior year period benefited from wider spreads due to higher relative volatility driven in part by the COVID-19 pandemic.
Operating revenues derived from FX/CFD contracts increased $7.1 million, or 15% to $55.7 million in the three months ended September 30, 2021 compared to $48.6 million in the three months ended September 30, 2020, as a result of an incremental $8.9 million in FX/CFD contracts operating revenues in our Retail segment resulting from the acquisition of Gain, effective August 1, 2020, which was partially offset by lower FX operating revenues in our Institutional FX prime brokerage business.
Operating revenues from global payments increased $4.9 million, or 17%, to $33.3 million in the three months ended September 30, 2021 compared to $28.4 million in the three months ended September 30, 2020, principally driven by the net impact of a 29% increase in ADV and a 9% decline in RPM.
Operating revenues derived from physical contracts increased $2.9 million, or 7%, to $42.1 million in the three months ended September 30, 2021 compared to $39.2 million in the three months ended September 30, 2020. This increase was principally due to increases in agricultural and energy commodity and retail precious metals revenues, partially offset by the decline in commercial precious metals operating revenues. Operating revenues during the three months ended September 30, 2021 and 2020 include gains related to physical inventories, previously carried at the lower of cost or net realizable value, of $0.3 million and $3.0 million, respectively.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivative, correspondent clearing, and independent wealth management product offerings, increased $3.1 million, or 65%, to $7.9 million in the three months ended September 30, 2021 compared to $4.8 million in the three months ended September 30, 2020. This was principally driven by an increase in average client equity and average FDIC sweep client balances of 25% and 21%, respectively.
Impact of the Gain on Acquisitions
The Company acquired Gain, effective August 1, 2020. The results of the three months ended September 30, 2020 included a gain of $81.8 million related to the acquisition. The results of the three months ended June 30, 2021 include a gain of $3.3 million related to the acquisition, due to an adjustment to the final liabilities assumed, resulting in an adjustment from the initially determined values as of August 1, 2020.
These gains on the acquisition are non-taxable, and accordingly there is no corresponding income tax provision amount recorded related to these gains. When evaluating the acquisition of Gain, along with the gains on acquisition recorded, management also considers the amortization expense related to the intangible assets identified and recorded as part of the gain, the net loss on the internal merger of the operations of Gain’s U.K. subsidiaries, acquisition related investment banking, legal, and financing fees incurred in fiscal 2020, and an impairment charge related to capitalized software not yet placed into service, which was determined to be replaced with a system acquired as part of the Gain transaction.

The following table presents income before tax, income tax (benefit) expense, and net income as reported in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The following table also presents adjusted income before tax, adjusted income tax (benefit) expense, and adjusted net income, which are non-GAAP measures. The “adjusted” non-GAAP measures reflect each item after removing the impact of the gains on acquisitions and related transaction costs and other expenses for the three months and fiscal years ended September 30, 2021 and 2020, respectively. Management believes that presenting our results excluding the gains on acquisitions and related transaction costs and other expenses is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended September 30,		Year Ended September 30,
(in millions)	2021	2020	2021	2020
As reported, GAAP:
Income before tax	$4.9	$79.9	$154.1	$206.7
Income tax (benefit) expense	(2.4)	2.5	37.8	37.1
Net income	$7.3	$77.4	$116.3	$169.6
Return on equity	3.2%	42.5%	13.9%	24.9%

Adjusted (non-GAAP)(a):
Adjusted income before tax	$7.6	$13.2	$165.9	$141.8
Adjusted income tax (benefit) expense	(2.0)	7.0	41.6	42.1
Adjusted net income	$9.6	$6.2	$124.3	$99.7
Adjusted return on equity	4.2%	3.4%	14.9%	14.6%
(a) Adjusted income before tax, adjusted income tax (benefit) expense, adjusted net income, and adjusted return on equity are non-GAAP measures. A reconciliation between the GAAP and non-GAAP amounts listed above is provided in Appendix A.
Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended September 30,				Year Ended September 30,
(in millions)	2021	% of Total	2020	% of Total	2021	% of Total	2020	% of Total
Variable compensation and benefits	$85.0	23%	$81.1	25%	$377.7	26%	$296.8	27%
Transaction-based clearing expenses	64.4	18%	57.1	18%	271.7	19%	222.5	21%
Introducing broker commissions	39.7	11%	34.0	11%	160.5	11%	113.8	11%
Total variable expenses	189.1	52%	172.2	54%	809.9	56%	633.1	59%
Fixed compensation and benefits	78.2	22%	64.4	20%	301.4	21%	221.9	20%
Other fixed expenses	86.7	24%	70.1	22%	309.8	22%	205.8	19%
Bad debts, net of recoveries and impairment	6.7	2%	12.5	4%	10.4	1%	18.7	2%
Total non-variable expenses	171.6	48%	147.0	46%	621.6	44%	446.4	41%
Total non-interest expenses	$360.7	100%	$319.2	100%	$1,431.5	100%	$1,079.5	100%
Our variable expenses include variable compensation paid to traders and risk management consultants, bonuses paid to operational, administrative, and executive employees, transaction-based clearing expenses and introducing broker commissions. We seek to make non-interest expenses variable to the greatest extent possible, and to keep our fixed costs as low as possible.

Segment Results
Our business activities are managed as operating segments and organized into reportable segments consisting of Commercial, Institutional, Retail, and Global Payments.
The tables below present the financial performance, a disaggregation of operating revenues, and select operating data and metrics used by management in evaluating the performance of our segments, for the periods indicated. Additional information on the performance of our segments will be included in our Annual Report on Form 10-K to be filed with the SEC.
Commercial

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$10,940.9	$13,863.8	(21)%	$39,420.3	$52,593.9	(25)%
Principal gains, net	58.5	51.5	14%	245.5	194.1	26%
Commission and clearing fees	42.1	35.8	18%	178.3	140.1	27%
Consulting, management and account fees	4.9	4.5	9%	19.7	18.8	5%
Interest income	6.4	2.7	137%	20.2	23.2	(13)%
Total revenues	11,052.8	13,958.3	(21)%	39,884.0	52,970.1	(25)%
Cost of sales of physical commodities	10,920.1	13,850.5	(21)%	39,349.2	52,538.6	(25)%
Operating revenues	132.7	107.8	23%	534.8	431.5	24%
Transaction-based clearing expenses	13.7	10.1	36%	54.0	40.8	32%
Introducing broker commissions	8.5	6.3	35%	34.7	24.0	45%
Interest expense	3.2	2.6	23%	13.0	13.3	(2)%
Net operating revenues	107.3	88.8	21%	433.1	353.4	23%
Variable direct compensation and benefits	33.1	27.7	19%	133.4	111.2	20%
Net contribution	74.2	61.1	21%	299.7	242.2	24%
Fixed compensation and benefits	12.6	12.3	2%	49.9	48.5	3%
Other fixed expenses	11.6	9.7	20%	49.1	43.5	13%
Bad debts, net of recoveries and impairment	5.9	4.8	23%	8.5	8.3	2%
Non-variable direct expenses	30.1	26.8	12%	107.5	100.3	7%
Segment income	$44.1	$34.3	29%	$192.2	$141.9	35%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Listed derivatives	$53.7	$43.2	24%	$223.5	$176.9	26%
OTC derivatives	34.5	22.6	53%	143.4	111.0	29%
Physical contracts	34.5	35.4	(3)%	132.2	109.6	21%
Interest / fees earned on client balances	4.9	1.9	158%	14.6	14.5	1%
Other	5.1	4.7	9%	21.1	19.5	8%
	$132.7	$107.8	23%	$534.8	$431.5	24%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	7,019	6,763	4%	30,904	29,255	6%
Listed derivatives, average rate per contract (1)	$7.42	$6.03	23%	$6.92	$5.48	26%
Average client equity - listed derivatives (millions)	$1,791	$1,112	61%	$1,648	$1,019	62%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	667	475	40%	2,557	2,113	21%
OTC derivatives, average rate per contract	$51.25	$47.34	8%	$55.70	$52.19	7%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.

Institutional

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	51.7	58.3	(11)%	312.0	273.6	14%
Commission and clearing fees	55.9	54.2	3%	246.0	211.1	17%
Consulting, management and account fees	4.2	4.4	(5)%	18.0	23.3	(23)%
Interest income	26.5	19.3	37%	92.4	116.1	(20)%
Total revenues	138.3	136.2	2%	668.4	624.1	7%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	138.3	136.2	2%	668.4	624.1	7%
Transaction-based clearing expenses	43.5	40.9	6%	184.1	168.7	9%
Introducing broker commissions	4.9	6.4	(23)%	27.5	19.9	38%
Interest expense	10.7	7.9	35%	37.4	71.7	(48)%
Net operating revenues	79.2	81.0	(2)%	419.4	363.8	15%
Variable direct compensation and benefits	30.6	27.9	10%	158.5	114.9	38%
Net contribution	48.6	53.1	(8)%	260.9	248.9	5%
Fixed compensation and benefits	11.2	12.7	(12)%	46.1	47.2	(2)%
Other fixed expenses	12.9	10.9	18%	46.5	39.0	19%
Bad debts, net of recoveries and impairment	0.1	7.1	(99)%	0.6	9.8	(94)%
Non-variable direct expenses	24.2	30.7	(21)%	93.2	96.0	(3)%
Segment income	$24.4	$22.4	9%	$167.7	$152.9	10%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Listed derivatives	$36.0	$39.4	(9)%	$164.1	$151.6	8%
OTC derivatives	(0.1)	—	n/m	—	0.2	(100)%
Securities	86.0	79.7	8%	436.0	376.1	16%
FX contracts	3.9	5.7	(32)%	16.1	24.0	(33)%
Interest / fees earned on client balances	2.7	2.6	4%	10.2	26.5	(62)%
Other	9.8	8.8	11%	42.0	45.7	(8)%
	$138.3	$136.2	2%	$668.4	$624.1	7%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	28,985	28,590	1%	115,197	125,397	(8)%
Listed derivatives, average rate per contract (1)	$1.19	$1.34	(11)%	$1.38	$1.17	18%
Average client equity - listed derivatives (millions)	$2,372	$2,220	7%	$2,195	$1,746	26%
Securities ADV (millions)	$3,040	$1,681	81%	$2,776	$1,729	61%
Securities RPM (2)	$427	$727	(41)%	$610	$845	(28)%
Average money market / FDIC sweep client balances (millions)	$1,592	$1,320	21%	$1,471	$1,130	30%
FX contracts ADV (millions)	$2,144	$1,229	74%	$1,647	$1,322	25%
FX contracts RPM	$27	$70	(61)%	$38	$72	(47)%

(1)	Give-up fee revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.

Retail

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$547.0	$96.0	470%	$1,541.3	$305.3	405%
Principal gains, net	48.8	42.1	16%	212.7	42.3	403%
Commission and clearing fees	14.5	12.8	13%	58.9	49.8	18%
Consulting, management and account fees	12.4	9.5	31%	45.5	34.6	32%
Interest income	0.3	0.4	(25)%	1.5	0.7	114%
Total revenues	623.0	160.8	287%	1,859.9	432.7	330%
Cost of sales of physical commodities	536.6	92.3	481%	1,511.9	292.7	417%
Operating revenues	86.4	68.5	26%	348.0	140.0	149%
Transaction-based clearing expenses	5.3	4.4	20%	25.7	6.4	302%
Introducing broker commissions	26.6	20.8	28%	98.2	69.0	42%
Interest expense	0.8	0.8	—%	1.7	0.8	113%
Net operating revenues	53.7	42.5	26%	222.4	63.8	249%
Variable direct compensation and benefits	5.3	3.8	39%	18.0	5.0	260%
Net contribution	48.4	38.7	25%	204.4	58.8	248%
Fixed compensation and benefits	12.6	7.2	75%	51.6	10.2	406%
Other fixed expenses	23.4	12.9	81%	83.9	16.3	415%
Bad debts	0.5	0.6	(17)%	1.1	0.6	83%
Non-variable direct expenses	36.5	20.7	76%	136.6	27.1	404%
Segment income	$11.9	$18.0	(34)%	$67.8	$31.7	114%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Securities	$26.1	$21.1	24%	$97.6	$82.2	19%
FX / CFD contracts	51.8	42.9	21%	225.9	42.9	427%
Physical contracts	7.6	3.8	100%	20.4	12.8	59%
Interest / fees earned on client balances	0.3	0.3	—%	1.2	1.7	(29)%
Other	0.6	0.4	50%	2.9	0.4	625%
	$86.4	$68.5	26%	$348.0	$140.0	149%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
FX / CFD contracts ADV (millions) (1)	$8,918	$8,357	7%	$8,989	$8,357	8%
FX / CFD contracts RPM	$89	$120	(26)%	$98	$120	(18)%

(1)	The ADV for the three months and year ended September 30, 2020 is reflective of the ADV post-acquisition of Gain, and was calculated based on 43 trading days with the activities of Gain, acquired effective August 1, 2020.

Global Payments

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	31.9	27.4	16%	128.8	110.8	16%
Commission and clearing fees	1.4	1.2	17%	5.2	4.1	27%
Consulting, management, account fees	1.1	0.6	83%	3.3	2.5	32%
Interest income	—	—	—%	—	—	—%
Total revenues	34.4	29.2	18%	137.3	117.4	17%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	34.4	29.2	18%	137.3	117.4	17%
Transaction-based clearing expenses	1.6	1.2	33%	6.5	5.1	27%
Introducing broker commissions	0.4	0.3	33%	0.8	0.7	14%
Interest expense	—	—	—%	0.1	0.1	—%
Net operating revenues	32.4	27.7	17%	129.9	111.5	17%
Variable compensation and benefits	7.0	5.4	30%	26.2	21.9	20%
Net contribution	25.4	22.3	14%	103.7	89.6	16%
Fixed compensation and benefits	4.0	3.1	29%	14.7	11.8	25%
Other fixed expenses	2.8	2.6	8%	10.3	9.2	12%
Bad debts	0.2	—	n/m	0.2	—	n/m
Total non-variable direct expenses	7.0	5.7	23%	25.2	21.0	20%
Segment income	$18.4	$16.6	11%	$78.5	$68.6	14%

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Operating revenues (in millions):
Payments	$33.3	$28.4	17%	$133.8	$114.6	17%
Other	1.1	0.8	38%	3.5	2.8	25%
	$34.4	$29.2	18%	$137.3	$117.4	17%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Global Payments ADV (millions)	$54	$42	29%	$54	$45	20%
Global Payments RPM	$9,573	$10,524	(9)%	$9,921	$10,092	(2)%

Unallocated Costs and Expenses
The following table provides information regarding our unallocated costs and expenses. These unallocated costs and expenses include certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities, which are not included in the results of the operating segments above.

	Three Months Ended September 30,			Year Ended September 30,
(in millions)	2021	2020	% Change	2021	2020	% Change
Compensation and benefits:
Variable compensation and benefits	$7.9	$15.3	(48)%	37.6	40.5	(7)%
Fixed compensation and benefits	32.7	24.5	33%	119.1	86.8	37%
	40.6	39.8	2%	156.7	127.3	23%
Other expenses:
Occupancy and equipment rental	8.1	8.2	(1)%	33.1	23.4	41%
Non-trading technology and support	9.8	7.5	31%	31.8	22.2	43%
Professional fees	7.2	8.8	(18)%	23.0	22.0	5%
Depreciation and amortization	5.9	4.7	26%	19.0	16.5	15%
Communications	1.7	2.0	(15)%	6.5	6.2	5%
Selling and marketing	0.7	0.3	133%	1.7	4.1	(59)%
Trading systems and market information	1.7	0.5	240%	4.2	2.6	62%
Travel and business development	0.1	0.1	—%	1.3	2.3	(43)%
Other	7.0	7.5	(7)%	23.4	19.2	22%
	42.2	39.6	7%	144.0	118.5	22%
Total compensation and other expenses	$82.8	$79.4	4%	$300.7	$245.8	22%
Total unallocated costs and other expenses increased $3.4 million to $82.8 million in the three months ended September 30, 2021 compared to $79.4 million in the three months ended September 30, 2020. Compensation and benefits increased $0.8 million, or 2%, to $40.6 million in the three months ended September 30, 2021 compared to $39.8 million in the three months ended September 30, 2020. The decrease in variable compensation during the three months ended September 30, 2021 compared to the three months ended September 30, 2020 is principally related to lower overall performance. The increase in fixed compensation during the three months ended September 30, 2021 compared to the three months ended September 30, 2020 is principally related to an incremental month of Gain, as well as headcount increases over the period. Fixed compensation and benefits during the three months ended September 30, 2021 include severance costs of $0.7 million, while there were minimal severance costs during the three months ended September 30, 2020. Administrative headcount increased 13% compared to September 2020, with headcount increases spanning across several administrative departments, most notably IT and compliance. Other non-compensation expenses increased $2.6 million, or 7%, to $42.2 million in the three months ended September 30, 2021 compared to $39.6 million in the three months ended September 30, 2020.

Balance Sheet Summary
The following table below provides a summary of asset, liability, and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	September 30, 2021	September 30, 2020
Summary asset information:
Cash and cash equivalents	$1,109.6	$952.6
Cash, securities and other assets segregated under federal and other regulations	$2,274.4	$1,920.2
Securities purchased under agreements to resell	$2,239.9	$1,696.2
Securities borrowed	$2,163.1	$1,440.0
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$5,292.9	$3,629.9
Receivables from clients, net and notes receivable, net	$467.2	$413.1
Financial instruments owned, at fair value	$4,354.6	$2,727.7
Physical commodities inventory, net	$447.5	$281.1
Property and equipment, net	$93.3	$62.1
Operating right of use assets	$125.3	$101.5
Goodwill and intangible assets, net	$100.8	$109.5
Other	$171.0	$141.0

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$305.1	$272.6
Operating lease liabilities	$146.6	$118.7
Payables to clients	$7,835.9	$5,689.0
Payables to broker-dealers, clearing organizations and counterparties	$613.5	$537.5
Payables to lenders under loans	$248.6	$268.1
Senior secured borrowings, net	$507.0	$515.5
Income taxes payable	$13.2	$22.6
Securities sold under agreements to repurchase	$4,340.9	$3,155.5
Securities loaned	$2,153.6	$1,441.9
Financial instruments sold, not yet purchased, at fair value	$1,771.2	$686.0
Stockholders’ equity	$904.0	$767.5

Common stock outstanding - shares	19,823,910	19,376,594
Net asset value per share	$45.60	$39.61

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Tuesday, November 30, 2021 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://www.stonex.com. Participants can also access the call by dialing 1-844-466-4112 (within the United States and Canada), or 1-408-337-0136 (international callers) approximately ten minutes prior to the start time.
A replay of the call will be available at https://www.stonex.com approximately two hours after the call has ended and will be available through December 7, 2021. To access the replay, dial 1-855-859-2056 (within the United States and Canada), or 1-404-537-3406 (international callers) and enter the replay passcode 6088629.
About StoneX Group Inc.
StoneX Group Inc. through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its over 3,200 employees serve more than 45,000 commercial and institutional clients, and more than 370,000 active retail accounts, from more than 40 offices spread across five continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by StoneX Group Inc. with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and, to the extent applicable, subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G

Appendix A
The “adjusted” non-GAAP amounts reflect each item after removing the impact of the gains on acquisitions and related transaction costs and other expenses for the three months and fiscal years ended September 30, 2021 and 2020, respectively. Management believes that presenting our results excluding the gains on acquisitions and related transaction costs and other expenses is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended September 30,		Year Ended September 30,
(in millions)	2021	2020	2021	2020
Reconciliation of income before tax to adjusted non-GAAP amounts:
Income before tax, as reported (GAAP)	$4.9	$79.9	$154.1	$206.7
Gains on acquisitions:
Attributable to tangible assets acquired	—	(46.1)	(3.3)	(46.2)
Attributable to intangible assets acquired	—	(35.7)	—	(35.7)
Total gains on acquisition	—	(81.8)	(3.3)	(81.9)
Acquisition related transaction costs and other expenses:
Amortization of intangible assets acquired	2.7	1.7	10.6	1.7
Investment banking	—	3.3	—	5.2
Financing fees	—	4.4	—	4.4
Trade system impairment	—	5.7	—	5.7
FX loss, net on internal merger (1)	—	—	4.5	—
Total acquisition related transaction costs and other expenses	2.7	15.1	15.1	17.0
Adjusted income before tax, (non-GAAP)	$7.6	$13.2	$165.9	$141.8

Reconciliation of income tax expense to adjusted non-GAAP amounts:
Income tax (benefit) expense, as reported (GAAP)	$(2.4)	$2.5	$37.8	$37.1
Tax effect of the gains on acquisitions	—	—	—	—
Tax effect of the acquisition related transaction costs and other expenses	0.4	4.5	3.8	5.0
Adjusted income tax (benefit) expense, (non-GAAP)	$(2.0)	$7.0	$41.6	$42.1

Reconciliation of net income to adjusted non-GAAP amounts:
Net income, as reported (GAAP)	$7.3	$77.4	$116.3	$169.6
Total gains on acquisitions, net of tax	—	(81.8)	(3.3)	(81.9)
Acquisition related transaction costs and other expenses, net of tax	2.3	10.6	11.3	12.0
Adjusted net income (non-GAAP)	$9.6	$6.2	$124.3	$99.7

	Quarter Ended September 30,		Fiscal Year Ended September 30,
(in millions)	2021	2020	2021	2020
Calculation of average stockholders’ equity:
Total stockholders’ equity - beginning of period, as reported (GAAP)	$901.4	$688.8	$767.5	$594.2
Total stockholders’ equity - end of period, as reported (GAAP)	904.0	767.5	904.0	$767.5
Average stockholders’ equity	$902.7	$728.2	$835.8	$680.9

Calculation of return on equity:
Net income, as reported (GAAP)	$7.3	$77.4	$116.3	$169.6
Average stockholders’ equity	$902.7	$728.2	$835.8	$680.9
Return on equity	3.2%	42.5%	13.9%	24.9%

Calculation of adjusted return on equity (non-GAAP)
Adjusted net income (non-GAAP)	$9.6	$6.2	$124.3	$99.7
Average stockholders’ equity	$902.7	$728.2	$835.8	$680.9
Adjusted return on equity (non-GAAP)	4.3%	3.4%	14.9%	14.6%
(1) The year ended September 30, 2021 includes a loss on derivative positions used to mitigate our exposure to the British Pound in the acquired Gain subsidiaries in advance of the March 1, 2021 transfer of the majority of the operations of Gain’s U.K. domiciled subsidiaries into StoneX Financial Ltd., a U.S. dollar denominated entity. Partially offsetting, the year ended September 30, 2021 includes a related foreign currency gain on revaluation related to Gain’s U.K. domiciled subsidiaries.